Exhibit 99.1


NEWS RELEASE

CompleTel Europe N.V.                 Investor Contacts :
                                      Stefan Sater, Manager Investor Relations
Kruisweg 609                          Tel : +33 1 72 92 20 43
2132 NA Hoofddorp                     e-mail : s.sater@completel.fr
The Netherlands
+31 20 666 1701                       Press Contacts :
                                      Rachael Bower-Yekpe
(ParisBourse: CTL  ; NASDAQ: CLTL)    Tel : +33 1 49 70 43 00
                                      e-mail : rbower@gcima.com

FOR IMMEDIATE RELEASE
October 26, 2000

                   COMPLETEL EUROPE CONTINUES REVENUE GROWTH :

                     73 % INCREASE DURING THE THIRD QUARTER

o        Third quarter revenues total Euro 9.5 million, a 73% increase over 2Q00
o Total on-net switched voice revenues increased to Euro 1.9 million in 3Q00, an 90% increase over 2Q00.
o Internet dial-up and voice termination revenue grew to Euro 2.7 million up from Euro0.5 million.
o        Total on-net Internet access and data revenue grew to Euro 1.3 million.
o Carrier revenue grew to Euro1.5 million in 3Q00 from Euro 1.1 million in 2Q00, a 36% increase.
o Cumulative orders for all products and services grew 64% to 1,519 in 3Q00 from 924 in 2Q00.
o Total on-net customers were up 27.5% to 685 in 3Q00 compared to 537 in 2Q00.
o 231 kilometers additional local network were deployed in 3Q00, bringing total local loop network to 957 kilometers at September 30, 2000.
o CompleTel's web-hosting division, iPcenta(TM), leased 10 000m(2) for new Internet Data Centers (IDCs) in Paris and London, and increased headcount from 35 to 85 (including ASI Lyon).

PARIS, October 26, 2000 - CompleTel Europe N.V. (ParisBourse:CTL; NASDAQ:CLTL), a facilities-based provider of switched local access telecommunications and Internet services to business end-users and carriers in Western Europe, today reported third quarter revenues of Euro 9.5 million compared with Euro 5.5 million for the previous quarter. Net loss for the quarter amounted to Euro 35.3 million, or Euro 0.22 per diluted ordinary share, compared with a loss of Euro 27.1 million, or Euro 0.17 per diluted ordinary share for the previous quarter. Adjusted EBITDA for the quarter, defined as Earnings Before Interest, Taxes, Depreciation and Amortization and other gains or losses, totaled a negative Euro 25.3 million, compared to a negative Euro 21.3 million for 2Q00.

Commenting on the quarterly results, William H. Pearson, CEO and President of CompleTel Europe, stated, "As we are fully financed, we are focused exclusively on implementation. This quarter marks the third successive quarter of CompleTel exceeding investor expectations, and we fully intend to continue to deliver. I am particularly pleased with our performance this quarter, despite the traditional summer slowdown in July and August."

Financial details :

Revenue for the third quarter of 1999 was Euro 1.1 million, with a net loss of Euro 14.2 million or Euro 0.13 per ordinary share on a pro-forma basis, since the company's ordinary shares were not publicly traded in 1999. Adjusted EBITDA totaled a negative Euro 10.9 million.

During the third quarter, voice revenue increased to Euro 1.9 million from Euro 1.0 million in 2Q00, while on-net Internet access and data revenues grew to Euro 1.3 million. Carrier revenue rose 36% to Euro 1.5 million in 3Q00 from Euro 1.1 million in 2Q00. Internet dial-up and voice termination revenue grew in excess of 5 times to Euro 2.7 million from Euro 0.5 million during 2Q00.
CompleTel reported revenues of Euro 6.9 million in France, Euro 0.9million in Germany and Euro 1.7 million from its London-based Internet related services business during 3Q00, compared to Euro 3.6 million in France, Euro 0.5 million in Germany and Euro 1.4 million in the UK for 2Q00.

Gross margin held flat quarter over quarter, as the company expected, due to the rapid network expansion and the related fixed operating costs of accelerated local interconnections which are expected to be absorbed with increased sales.

Total operating expense increased during the quarter to Euro 38.2 million over Euro 25.6 million in 2Q00. The increase was a result of increased network costs, following the rapid expansion of the company's networks, and depreciation related to these investments, as well as increases in SG&A expenses, tracking to the planned growth in headcount.

Adjusted EBITDA was negative Eur 25.3 million for the quarter, which was in line with the company's expectations. Cash, including restricted cash of Euro 79.7 million, at September 30 amounted to Euro 563 million, compared to Euro 629 million at June 30. Capital expenditures for the quarter totaled Euro 58.0 million, compared to Euro 60.7 million for 2Q00 and Euro 34.5 million for 1Q00.

David E. Lacey, Chief Financial Officer, commented, "We have again announced strong financial and operational quarterly results, as can be seen by the significant revenue growth in all our lines of business. CompleTel is on track to meet its targets for the year, which should position the Company well as we move into 2001."

Operational achievements :

At the end of the third quarter, CompleTel's cumulative on-net voice minutes doubled to 55 million up from 23 million in 2Q00.

Internet dial-up and voice termination minutes increased to 234.7 million from 16 million, as this new line of business rapidly expands.

The company's new on-net signed customers grew 27.5% over the second quarter, an increase of 148 from 2Q00, reaching an aggregate number of 685 on-net customers at the end of 3Q00, compared to 537 on-net customers at the end of 2Q00. Total connected on-net customers increased 68% to 482 in 3Q00 from 287 in 2Q00, with the remainder pending installation.

CompleTel's headcount grew to 722 at the end of the quarter, up from 564 at the end of the second quarter, as the Company continued to successfully attract key human resources.

CompleTel will hold a telephone conference call at 15h30 (French time) to review its 3Q00 results and respond to questions. To access this call, dial +800 4363
7972 (toll free) or +44.208.410.1015 from Europe or 1(800)553-3734 from the US, using the password LACEY. A live simultaneous webcast will be available on CompleTel's corporate website (www.completel.com). A replay of this will be available on the site until November 9, 2000.

Founded in 1998, CompleTel Europe is deploying metropolitan fiber-optic networks in 17 markets in France and Germany and business-oriented, Internet-related services in 18 markets, including London, directly connecting customers to CompleTel's fiber-rich local networks. Registered in the Netherlands, CompleTel's principal executive office is located in the Netherlands and it has a European headquarters office in Paris.

NOTE: The information contained in this press release contains "forward-looking statements" within the meaning of the U.S. Federal Securities Law. Such statements are based on the current expectations of the management of CompleTel
Europe only, and performance is subject to risks, uncertainties and other factors that could cause actual results to differ materially from these statements. Such risks include, but are not limited to, adverse regulatory, technological or competitive developments; decline in demand for the company's services or products; inability to timely develop, introduce and market new technologies, products and services; pricing pressures resulting from competition; unforeseen construction delays; inability to successfully manage systems failures or shutdowns and service interruptions or reduced services to customers; failure to receive on a timely basis necessary permits or other governmental approvals; inability to develop and maintain efficient operations support and other information systems and processes, and failure to obtain any necessary financing which could cause the actual results or performance of the company to differ materially from those described herein. For a more detailed discussion of such risks and uncertainties affecting the company please refer to the company's prospectuses and 10-K,10-Q and 8-K reports filed with the U.S.
Securities and Exchange Commission.

 Paris office: Tour Egee, 9-11 allee de l'Arche, 92671 Courbevoie Cedex, FRANCE
                             Tel : +33 1 72 92 20 00

                                www.completel.com

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         COMPLETEL EUROPE N.V. AND SUBSIDIARIES

         CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Stated in millions of
         Euros, except share and per share amounts) (Unaudited)
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


                                                             Three Months Ended Septembeer 30,  Nine Months Ended September 30,
                                                             --------------------------------   --------------------------
                                                                    2000            1999           2000          1999
                                                                -------------   -------------   -----------   ------------
REVENUES                                                              9.5               1.1         18.0           1.4

OPERATING EXPENSES:
     Network costs                                                   10.0               0.9         18.6           1.4
     Selling, general and administrative                             21.0               9.5         51.4          19.1
     Management fees to affiliated party                              3.9               1.6         10.0           3.5
     Non-cash compensation charges                                   (3.5)              0.5         60.7           0.7
     Depreciation and amortization                                    6.8               1.5         14.0           1.9
                                                                -------------   -------------  -------------  ------------

         Total operating expenses                                    38.2              14.0        154.7          26.6
                                                                -------------   -------------  -------------  ------------

OPERATING LOSS                                                      (28.7)            (12.9)      (136.7)        (25.2)

OTHER INCOME (EXPENSE):
     Interest income                                                  7.5               0.7         17.0           2.1
     Interest expense, net of capitalized interest                   (7.9)             (2.0)       (16.4)         (5.8)
     Foreign exchange gain (loss)and other expense                   (6.2)               -         (24.7)         (0.2)
                                                                -------------   -------------  -------------  ------------

         Total other income (expense)                                (6.6)             (1.3)       (24.1)         (3.9)
                                                                -------------   -------------  -------------  ------------

NET LOSS BEFORE INCOME TAXES                                        (35.3)            (14.2)      (160.8)        (29.1)

INCOME TAX PROVISION                                                   --              --             --            --
                                                                -------------   -------------  -------------  ------------

NET LOSS BEFORE EXTRAORDINARY ITEM                                  (35.3)            (14.2)      (160.8)        (29.1)

EXTRAORDINARY ITEM - Gain on early                                     --                --          1.1            --
      extinguishments of debt
                                                                -------------   -------------  -------------  ------------

NET LOSS                                                            (35.3)            (14.2)      (159.7)        (29.1)

                                                                =============   =============  =============  ============

BASIC AND DILUTED LOSS PER ORDINARY SHARE                           (0.22)            (0.13)       (1.08)        (0.30)
                                                                =============   =============  =============  ============

WEIGHTED AVERAGE NUMBER OF ORDINARY                            157,413,060       105,357,165  142,252,768    95,764,079
   SHARES OUTSTANDING
                                                                =============   =============  ===========  ============

ADJUSTED EBITDA                                                     (25.3)            (10.9)       (62.0)        (22.6)

                                                                -------------   -------------  -------------  ------------




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


                      CONSOLIDATED CONDENSED BALANCE SHEETS
                         (Stated in thousands of Euros)
                                   (Unaudited)


                                                                                     September 30, December 31,
                                                                                        2000          1999
                                                                                     -----------  --------------
                                       ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                            483.5          57.1
     Short-term investments, restricted                                                    27.7            --
     Customer accounts receivable                                                          10.8           1.7
     Affiliate receivables                                                                  --            0.3
     Prepaid expenses, VAT receivables and other current assets                            29.2          14.7
                                                                                     ----------    ----------

           Total current assets                                                           551.2          73.8
                                                                                     -----------    ----------

LONG-TERM ASSETS:
     Property and equipment, net                                                          229.0          91.6
     Licences and other intangibles, net                                                    4.6           4.6
     Deferred financing costs, net                                                         20.7           5.1
     Long-term investments, restricted                                                     52.0            --
     Other long-term assets                                                                 2.5           0.8
                                                                                     -----------    ----------

           Total long-term assets                                                         308.8         102.4
                                                                                     -----------    ----------


TOTAL ASSETS                                                                              860.0         176.2
                                                                                     ===========    ==========


                        LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Network vendor payables                                                               59.5          28.6
     Accrued liabilities and trade accounts payable                                        63.7          22.5
     Affiliate payables                                                                     1.0           2.4
                                                                                     -----------    ----------

           Total current liabilities                                                      124.2          53.5
                                                                                     -----------    ----------

LONG-TERM DEBT                                                                            282.9          79.6
                                                                                     -----------    ----------

TOTAL SHAREHOLDERS' EQUITY                                                                452.9          43.1
                                                                                     -----------    ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                860.0         176.2
                                                                                     -----------    ----------
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